Exhibit 99

PPG Industries
PPG Industries, Inc.
One PPG Place
Pittsburgh, Pennsylvania 15272 USA
www.ppg.com
News
Contact:
Jeremy Neuhart
PPG Corporate Communications
412-434-3046
neuhart@ppg.com

Investors:
Vince Morales
PPG Investor Relations
412-434-3740
vmorales@ppg.com

PPG completes acquisition of AkzoNobel North American architectural coatings business

PITTSBURGH, April 1, 2013 - PPG Industries (NYSE:PPG) today announced that it has finalized the acquisition of the North American architectural coatings business of Akzo Nobel N.V., Amsterdam, in a deal valued at $1.05 billion.

“We are pleased to have successfully completed this acquisition, the second-largest in our company's history, as it further extends PPG's architectural coatings business in the United States, Canada and the Caribbean, and continues the accelerated pace of our business portfolio transformation,” said Charles E. Bunch, PPG chairman and CEO. “With this acquisition, PPG has expanded its reach in all three major North American distribution channels, including home centers, independent paint dealers and company-owned paint stores. The company's product offerings are now available in more than 15,000 outlets across the region.

“Our already strong portfolio of North American brands, including PPG Paints, PPG Pittsburgh Paints, PPG Porter Paints, Lucite and Olympic Paints and Stains, has been significantly strengthened with the addition of well-known brands such as Glidden, Flood, CIL, Sico and Liquid Nails,” Bunch said. PPG also will license the following brands: Dulux, Devoe architectural coatings, and Sikkens architectural wood products.

“As we welcome new colleagues, our focus will be to effectively and efficiently integrate these businesses and to exceed the expectations of our customers while capturing the full earnings power of the combined organization,” Bunch said.

PPG: BRINGING INNOVATION TO THE SURFACE.(TM)
PPG Industries' vision is to continue to be the world's leading coatings and specialty products company. Through leadership in innovation, sustainability and color, PPG helps customers in industrial, transportation, consumer products, and construction markets and aftermarkets to enhance more surfaces in more ways than does any other company. Founded in 1883, PPG has global headquarters in Pittsburgh and operates in nearly 70 countries around the world. Sales in 2012 were $15.2 billion. PPG shares are traded on the New York Stock Exchange (symbol:PPG). For more information, visit www.ppg.com.

Additional Information for Journalists
Members of the media are invited to visit a special website for additional information and images related to today's announcement at http://ppg.online-pressroom.com.

Forward-Looking Statements
This news release contains certain statements about PPG Industries, Inc., that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These matters involve risks and uncertainties as discussed in PPG's periodic reports on Form 10-K and Form 10-Q and its current reports on Form 8-K filed from time to time with the Securities and Exchange Commission.

The forward-looking statements contained in this news release may include statements about the expected effects on PPG of the acquisition of the North American architectural coatings business of AkzoNobel (the “Transaction”), statements about the anticipated benefits of the Transaction, including expected synergies and when such synergies may be realized, and all other statements in this news release that are not historical facts. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements.

These statements are based on the current expectations of the management of PPG, and they are subject to uncertainty and to changes in circumstances and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. Such risks, uncertainties and assumptions include those relating to any unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; those relating to business and management strategies; those relating to the expansion and growth of PPG's operations; those relating to PPG's ability to integrate the acquired assets successfully after the closing of the Transaction and to achieve anticipated synergies; and the risk that disruptions from the Transaction will harm PPG's businesses. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Forward-looking statements included herein are made as of the date hereof, and PPG undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

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Bringing innovation to the surface is a trademark of PPG Industries Ohio, Inc.
Olympic, PPG Pittsburgh Paints and PPG Porter Paints are registered trademarks of PPG Architectural Finishes, Inc.
Lucite is a registered trademark of E.I. du Pont de Nemours and Co., used under license.
Devoe, Glidden and Liquid Nails are registered trademarks of Akzo Nobel Paints LLC.
Dulux and Sikkens are registered trademarks of Akzo Nobel Coatings International B.V.
Flood is a registered trademark of Akzo Nobel Coatings Inc.
Sico is a registered trademark of Akzo Nobel Canada Inc.